POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, Paradigm Funds, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is a Trustee of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints ROBERT A. BENTON his attorney for him and in his name, place and stead, and in his office and capacity in the Trust, to execute and file any Amendment or Amendments to the Trust's Registration Statement, hereby giving and granting to said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this      17      day of August, 2009.

/s/ Peter Heerwagen

Peter Heerwagen

Trustee

STATE OF NEW YORK

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ss:

COUNTY OF   Albany

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Before me, a Notary Public, in and for said county and state, personally appeared Peter Heerwagen, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this     17    day of August 2009.

/s/ Lucinda G. Listing

Notary Public

My commission expires:  ___________

659352

LUCINDA G. LISTING

    Notary Public, State of New York

    NO. 01LI4840528

      Qualified in Rensselaer County

            Commission Expires December 31, 2009